Exhibit 5.1

August 26, 2013

Schlumberger Investment SA

5599 San Felipe, 17th Floor

Houston, Texas 77056

Schlumberger Limited

5599 San Felipe, 17th Floor

Houston, Texas 77056

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by Schlumberger Investment SA, a public company limited by shares (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (the “Company”) and Schlumberger Limited, a company organized under the laws of Curaçao (the “Guarantor”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of (i) senior unsecured debt securities of the Company (“Debt Securities”) and (ii) guarantees of the Debt Securities by the Guarantor (the “Guarantees,” and, together with the Debt Securities, the “Securities”), that may be issued and sold from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with the Securities are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined (i) the Articles of Incorporation of the Company, (ii) the Articles of Incorporation and Amended and Restated Bylaws of the Guarantor, each as amended to date (together, the “Guarantor Charter Documents”), (iii) the form of Indenture filed as Exhibit 4.1 to the Registration Statement to be executed by the Company, the Guarantor and the trustee thereunder (the “Indenture”) pursuant to which the Securities may be issued, (iv) the originals, or copies certified or otherwise identified, of corporate records of each of the Company and the Guarantor, and (v) certificates of public officials and of representatives of each of the Company and the Guarantor, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

In giving this opinion, we have relied on certificates of officers of each of the Company and the Guarantor and of public officials with respect to the accuracy of the material factual matters contained in such certificates and we have assumed, without independent investigation, that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies of original documents conform to the original documents and all these original documents are authentic, and all information submitted to us was accurate and complete.

Schlumberger Investment SA

Schlumberger Limited

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Guarantor and the other parties thereto.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, with respect to Debt Securities to be issued under the Indenture and the Guarantees to be included in the Debt Securities, when (i) the Indenture and any supplemental indenture thereto have been duly authorized and validly executed and delivered by the Company, the Guarantor and the trustee thereunder, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board of Directors of the Company or, to the extent permitted by applicable law and the Articles of Incorporation of the Company, a duly authorized committee thereof (the “Board”), has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, (iv) the Board of Directors of the Guarantor or, to the extent permitted by applicable law and the Guarantor Charter Documents, a duly authorized committee thereof, has taken all necessary corporate action to approve and establish the terms of the Guarantee included in such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters, and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Indenture and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein; such Debt Securities, and the Guarantees included in such Debt Securities, will constitute legal, valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, except as the enforceability thereof is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited to the applicable laws of the State of New York and the applicable federal laws of the United States.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any related 462(b) Registration Statement and to the reference to us under “Validity of the Securities” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.